Exhibit 10.29

FIRST LEASE AMENDMENT

This First Lease Amendment (the “Amendment”), is made and entered into this 30th day of November, 2012, by and between THE GRAHAM COMPANIES, a Florida corporation, as “Landlord” and HEARTWARE, INC. a Delaware corporation, hereinafter called “Tenant”.

WITNESSETH

WHEREAS, Landlord and Tenant entered into that certain Lease dated December 9, 2010, as modified by a letter dated May 30, 2012 for the demise of the real property located at 14400-14440 NW 60 Avenue, Miami Lakes, Miami-Dade County, Florida, 33014 and designated as Building No. 7A, 7B, 7C in the Miami Lakes Business Park East, said buildings being situated in the complex known as the Miami Lakes Research & Industrial Park.

WHEREAS, Landlord and Tenant desire to modify certain of the terms and provisions of the Lease as hereinafter set forth.

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows effective December 1, 2012:

Section 1- Premises: The premises will increase from 130,952 square feet to an agreed 132,425 square feet with the addition of 1,473 square feet designated as Building 7D in the Miami Lakes Business Park East.

Section 4.A- Base Rent: Base rental for the term December 1, 2012 through February 28, 2022 will be:

PERIOD	MONTHLY RENT	TAX*	TOTAL
December 1, 2012 through February 28, 2013	$ 98,827.75	$ 6,917.94	$ 105,745.69
March 1, 2013 through February 28, 2014	$ 101,792.58	$ 7,125.48	$ 108,918.06
March 1, 2014 through February 28, 2015	$ 104,846.36	$ 7,339.25	$ 112,185.61
March 1, 2015 through February 29, 2016	$ 107,991.75	$ 7,559.42	$ 115,551.17
March 1, 2016 through February 28, 2017	$ 111,231.50	$ 7,786.21	$ 119,017.71
March 1, 2017 through February 28, 2018	$ 114,568.45	$ 8,019.79	$ 122,588.24
March 1, 2018 through February 28, 2019	$ 118,005.50	$ 8,260.39	$ 126,265.89
March 1, 2019 through February 29, 2020	$ 121,545.67	$ 8,508.20	$ 130,053.86
March 1, 2020 through February 28, 2021	$ 125,192.04	$ 8,763.44	$ 133,955.48
March 1, 2021 through February 28, 2022	$ 128,947.80	$ 9,026.35	$ 137,974.14

*	All sales, use, or similar taxes now or hereinafter imposed, whether federal, state, or local, which is currently 7%

Section 4.B (iii)- Tenant’s Pro-Rata Share Percentage- Tenant’s Pro-Rata Share Percentage with regards to the Project will change to 45.58% based on the total square footage of the Project of 290,529.

EXCEPT as modified and amended herein, all provisions of the Lease shall remain in full force and effect.

EXECUTED as of the date first above written in several counterparts, any one of which shall be deemed an original, but all constituting only one instrument.

WITNESSES:	LANDLORD:

/s/ Vanessa Gonzalez	THE GRAHAM COMPANIES, a Florida corporation

	By:	/s/ Carol G. Wyllie
/s/ Anna Folkman		Carol G. Wyllie
(As to Landlord)	Title:	Executive Vice President

(Landlord’s Corporate Seal)	Attest:	/s/ Robert S. Whitehead
Robert S. Whitehead
	Title:	Asst. Secretary

WITNESSES:	TENANT:

/s/ Judith Luttazi	HEARTWARE INC., a Delaware corporation

/s/ Holly Coughlin	By:	/s/ Doug Godshall
(As to Tenant)		Doug Godshall

	Title:	CEO

(Tenant’s Corporate Seal)
	Attest:	/s/ Larry Knopf
Larry Knopf

	Title:	Sr.VP Legal Counsel